Exhibit 10.5

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of July 1, 2021, by and among Isos Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), LionTree Partners LLC, a Delaware limited liability company (“LionTree” and together with the Sponsor, each, a “Sponsor Vehicle”), Isos Acquisition Corporation, a Cayman Islands corporation (the “Company”), and Bowlero Corp., a Delaware corporation (“Target”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor owns 5,814,636 shares (the “Sponsor Initial Shares,” of which 4,814,636 of such shares shall be “Sponsor Subject Shares”), of Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock”) and 3,963,458 redeemable private placement warrants (the “Sponsor Subject Warrants”) of the Company;

WHEREAS, as of the date hereof, LionTree owns 556,289 shares (the “LionTree Subject Shares” and together with the Sponsor Subject Shares, the “Subject Shares”) of Class B Common Stock and 1,434,370 redeemable private placement warrants (the “LionTree Subject Warrants” and together with the Sponsor Subject Warrants, the “Subject Warrants”) of the Company;

WHEREAS, Article 17.1 of the Company’s Amended and Restated Memorandum and Articles of Association (the “Company’s M&A”) provides, among other matters, that the Class B Common Stock will automatically convert into shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock” and together with the Class B Common Stock, the “Company Common Stock”), following consummation of a Business Combination (as defined in the Company’s M&A), subject to adjustments if, among other things, additional shares of Class A Common Stock are issued or deemed issued in excess of the amounts issued and sold in the Company’s initial public offering (the “Anti-Dilution Right”), excluding certain exempted issuances;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, the Company and the Target have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended or supplemented from time to time, the “Business Combination Agreement”); and

WHEREAS, as a condition and inducement to the Target’s and the Company’s willingness to enter into the Business Combination Agreement and to consummate the Transactions, the Target and the Company have required that each Sponsor Vehicle enter into this Sponsor Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

Section 1.1 “Applicable Portion” means a fraction, expressed as a percentage (not to exceed 100%), equal to (i) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Class A Common Stock pursuant to the Offer, not to exceed $80,000,000, divided by (ii) $80,000,000.

Section 1.2 “$15.00 Share Price Milestone” shall have the meaning ascribed to such term in the Business Combination Agreement.

Section 1.3 “$17.50 Share Price Milestone” shall have the meaning ascribed to such term in the Business Combination Agreement.

Section 1.4 “Earnout Expiry Date” means the fifth (5th) anniversary of the Closing Date.

Section 1.5 “Earnout Period” means the period commencing on the Closing Date and ending five (5) years thereafter.

Section 1.6 “LionTree First Trigger Securities” means 83,444 LionTree Vesting Shares and 215,156 LionTree Vesting Warrants.

Section 1.7 “LionTree Second Trigger Securities” means the remaining 83,443 LionTree Vesting Shares and 215,155 LionTree Vesting Warrants.

Section 1.8 “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is the twelve (12) month anniversary of the Closing Date.

Section 1.9 “Lock-up Shares” means the Subject Shares and the Subject Warrants (and any shares of Company Common Stock issuable upon exercise of any Subject Warrants).

Section 1.10 “Permitted Transferees” means any person or entity to whom a Sponsor Vehicle is permitted to Transfer Lock-up Shares prior to the expiration of the Lock-up Period in accordance with the terms of Section 3.2.

Section 1.11 “Share Price Milestone” means each of the $15.00 Share Price Milestone and the $17.50 Share Price Milestone.

Section 1.12 “Sponsor First Trigger Securities” means 722,196 Sponsor Vesting Shares and 594,519 Sponsor Vesting Warrants.

Section 1.13 “Sponsor Second Trigger Securities” means the remaining 722,195 Sponsor Vesting Shares and 594,518 Sponsor Vesting Warrants.

Section 1.14 “Vesting Securities” means the LionTree Vesting Securities and the Sponsor Vesting Securities, collectively.

ARTICLE II
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 2.1 New Shares. In the event that any Company Common Stock, Company warrants or other equity securities of Company are issued to a Sponsor Vehicle after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or Subject Warrants of, on or affecting the Subject Shares or Subject Warrants (such Company Common Stock, Company warrants or other equity securities of Company, collectively the “New Securities”), then such New Securities acquired by such Sponsor Vehicle shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted Subject Shares or Subject Warrants owned by such Sponsor Vehicle as of the date hereof.

Section 2.2 Sponsor Vehicle Agreements.

(a) At any meeting of the stockholders of Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Company is sought, each Sponsor Vehicle shall (i) appear at each such meeting or otherwise cause all of its Company Common Stock (including in the case of the Sponsor, all Sponsor Initial Shares, and in the case of LionTree, all LionTree Subject Shares) to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Company Common Stock:

(1) in favor of each Proposal (including the Transaction Proposal) and any other matters necessary or reasonably requested by the Target for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement;

(2) against any Acquiror Business Combination Proposal or any proposal relating to an Acquiror Business Combination Proposal (in each case, other than the Transaction Proposal);

(3) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company (other than the Business Combination Agreement and the Transactions);

(4) against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Transactions, or (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement; and

(5) against any change in the Board of Directors of Company (other than as provided for in the Business Combination Agreement).

Each Sponsor Vehicle agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor Vehicle agrees and acknowledges that it shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, and shall not amend, modify or waive any provision of, that certain Letter Agreement, dated as of March 2, 2021 (the “Insider Letter”), by and among the Sponsor, LionTree and the Company. In addition to, and not in limitation of, the foregoing, each Sponsor Vehicle agrees that it shall not, and shall cause any of its respective Permitted Transferees not to, redeem any Company Common Stock owned by such Sponsor Vehicle in connection with the Transaction. Prior to any valid termination of the Business Combination Agreement, each Sponsor Vehicle shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and each of the other Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement. The obligations of the Sponsor Vehicles specified in this Section 2.2(b) shall apply whether or not the Merger or any of the other Transactions is recommended by the Company’s board of directors or the Company’s board of directors has effected an Acquiror Change in Recommendation.

(c) Each Sponsor Vehicle, solely in connection with and only for the purpose of the proposed Transaction, hereby waives, to the fullest extent permitted by law, (i) the Anti-Dilution Right, and agrees that the Sponsor Initial Shares (in the case of the Sponsor) and the LionTree Subject Shares (in the case of LionTree) will convert only at the Initial Conversion Ratio (as defined in the Company’s M&A) in connection with the Transaction and (ii) any rights of the such Sponsor Vehicle and its Affiliates to convert any loans made by such person to the Company into warrants to purchase Company Common Stock. This waiver shall be void and of no force and effect upon the valid termination of the Business Combination Agreement in accordance with its terms. All other terms related to the Sponsor Initial Shares and the LionTree Subject Shares shall remain in full force and effect, except as modified as set forth directly above, which modification shall be effective only upon the consummation of the Transaction.

Section 2.3 Forgiveness of Indebtedness.

(a) Immediately prior to the Closing, to the extent the Company has incurred Indebtedness in accordance with Section 7.02(a)(viii) of the Business Combination Agreement, the Sponsor shall, and shall cause its Affiliates to, forgive any such Indebtedness that remains outstanding immediately prior to the Closing in excess of the Acquiror Debt Limit, including executing any documents, and performing any further acts, as may be reasonably necessary or appropriate to give full effect to the forgiveness of such excess Indebtedness.

(b) Except as disclosed in the Company’s final prospectus dated as of March 2, 2021, no Sponsor Vehicle or any Affiliate thereof, and no director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is, but including, for the avoidance of doubt, the Merger), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: (i) repayment of any Indebtedness incurred in accordance with Section 7.02(a)(viii) of the Business Combination Agreement, (ii) the option fee payable to certain of the Sponsor’s members pursuant to the Apollo Fee Letter (as defined in the Business Combination Agreement), (iii) the placement agent fees payable to LionTree or an Affiliate thereof in connection with the PIPE offerings, or (iv) the financial advisory fees payable to LionTree or an Affiliate thereof in connection with the Business Combination.

Section 2.4 Termination of Administrative Agreement. The Sponsor shall cause the Administrative Support Agreement, dated March 2, 2021, by and between the Company and Isos Capital Management L.P. to be terminated in connection with the Closing.

ARTICLE III
TRANSFER rESTRICTIONS

Section 3.1 Lock-Up. Subject to Section 3.2, each Sponsor Vehicle agrees that it shall not, and shall cause its Permitted Transferees not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Lock-up Shares owned by such Sponsor Vehicle, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Lock-up Shares owned by such Sponsor Vehicle, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) – (iii) collectively, “Transfer”) any Lock-up Shares prior to the expiration of the Lock-up Period.

Section 3.2 Certain Permitted Transfers. Notwithstanding the provisions set forth in Section 3.1, each Sponsor Vehicle and its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of the Company’s officers or directors or (iii) any direct or indirect partners, members or equity holders of such Sponsor Vehicle or Permitted Transferee, any affiliates of such Sponsor Vehicle or Permitted Transferee, or any related investment funds or vehicles controlled or managed by such persons or their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, and the sole trustee of which is such individual; (c) by gift to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) to the Company; or (g) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors of the Company or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Article III and the voting obligations in Section 2.2.

ARTICLE IV
forfeiture and VESTING

Section 4.1 Forfeiture of Subject Shares. Immediately prior to, and contingent upon, the Closing, (the “Cancellation Effective Time”), (i) the Sponsor shall transfer to the Company for forfeiture and cancellation the sum of (a) 722,196 Sponsor Subject Shares, plus (b) the Applicable Portion of an additional 1,203,659 Sponsor Subject Shares, and (ii) LionTree shall transfer to the Company for forfeiture and cancellation the sum of (a) 83,443 LionTree Subject Shares, plus (b) the Applicable Portion of an additional 139,072 LionTree Sponsor Shares. For purposes of this Agreement, any Shares forfeited pursuant to this Section 4.1 shall be “Forfeited Shares.”

Section 4.2 Unvested Company Securities.

(a) The Sponsor agrees that upon the Cancellation Effective Time, (i) 1,444,391 of the Sponsor Subject Shares (such shares, the “Sponsor Vesting Shares”), and (ii) 1,189,037 of the Sponsor Subject Warrants (the “Sponsor Vesting Warrants” and together with the Sponsor Vesting Shares, the “Sponsor Vesting Securities”) shall be unvested at Closing and shall be subject to the vesting and forfeiture provisions set forth in this Article IV (with the remaining Sponsor Subject Shares (and any Sponsor Initial Shares that are not Sponsor Subject Shares) and Sponsor Subject Warrants being vested at Closing and not subject to forfeiture).

(b) LionTree agrees that upon the Cancellation Effective Time, (i) 166,887 of the LionTree Subject Shares (such shares, the “LionTree Vesting Shares”), and (ii) 430,311 of the LionTree Subject Warrants (the “LionTree Vesting Warrants” and together with the LionTree Vesting Shares, the “LionTree Vesting Securities”) shall be unvested at Closing and shall be subject to the vesting and forfeiture provisions set forth in this Article IV (with the remaining LionTree Subject Shares and LionTree Subject Warrants being vested at Closing and not subject to forfeiture).

Section 4.3 Performance Vesting.

(a) The Sponsor, the Company and the Target agree that of the Sponsor Vesting Securities:

(i) the Sponsor First Trigger Securities shall vest (and not be subject to forfeiture) upon the occurrence of the $15.00 Share Price Milestone; and

(ii) the Sponsor Second Trigger Securities shall vest (and not be subject to forfeiture) upon the occurrence of the $17.50 Share Price Milestone.

(b) LionTree, the Company and the Target agree that of the LionTree Vesting Securities:

(i) the LionTree First Trigger Securities shall vest (and not be subject to forfeiture) upon the occurrence of the $15.00 Share Price Milestone; and

(ii) the LionTree Second Trigger Securities shall vest (and not be subject to forfeiture) upon the occurrence of the $17.50 Share Price Milestone.

(c) If a Share Price Milestone does not occur during the period commencing on the Closing Date and ending on the Earnout Expiry Date, the applicable securities that were eligible to vest as provided in this Section 4.3 shall not vest, and shall be forfeited, deemed transferred by the forfeiting holder to the Company, and shall be cancelled by the Company and cease to exist.

(d) To effect the forfeiture and cancellation of any Vesting Securities that have not vested in accordance with the terms of this Sponsor Agreement upon the expiry of the Earnout Period (such unvested Vesting Securities, the “Forfeited Vesting Securities”), on the Earnout Expiry Date:

(i) the applicable Sponsor Vehicle shall transfer the applicable Forfeited Vesting Securities to the Company for cancellation in exchange for no consideration;

(ii) the Company shall immediately retire and cancel all of the Forfeited Vesting Securities (and shall direct the Company’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

(iii) the applicable Sponsor Vehicle shall take such other actions as reasonably requested by the Company (at the Company’s sole cost and expense) to cause the applicable Forfeited Vesting Securities to be retired and cancelled, after which such Forfeited Vesting Securities shall no longer be issued or outstanding.

Section 4.4 Company Sale. In the event that an Acceleration Event (as defined in the Business Combination Agreement) occurs after the Closing but on or prior to the Earnout Expiry Date, then any Vesting Securities that have not previously vested shall be deemed vested to the holders of such Vesting Securities as of immediately prior to the Effective Time upon such Acceleration Event, unless, in the case of an Acceleration Event that is a Change of Control (as defined in the Business Combination Agreement), the value of the consideration to be received by the holders of Surviving Company Common Stock in such Change of Control transaction is less than the stock price threshold applicable to the $15.00 Share Price Milestone and/or the $17.50 Share Price Milestone, as applicable; provided, that the determinations of such consideration and value shall be determined in good faith by the disinterested members of the Surviving Company Board; and provided, further that such Vesting Securities that are not deemed vested as of such Change of Control transaction shall be cancelled to the extent that such Change of Control transaction consists of a sale of the Surviving Company by merger, business combination or otherwise in which the stockholders of the Surviving Company receive only cash consideration for their shares. In the case of a Change of Control transaction consisting of a sale of the Surviving Company by merger, business combination or otherwise in which the stockholders of the Surviving Company receive other than only cash consideration for their shares, the board of directors of the Surviving Company shall determine the treatment of the Vesting Securities in their sole discretion; provided that the Vesting Securities shall be entitled to the same treatment granted to a majority of the Earnout Shares (taking into account the Earnout Shares that are already issued).

Section 4.5 Rights over Unvested Securities. Subject to the limitations contemplated herein, with respect to the Vesting Securities, the applicable Sponsor Vehicle (and/or its Permitted Transferee(s)) shall have the right to receive dividends and/or distributions made to the holders of Company Common Stock and to voting rights generally granted to holders of Company Common Stock; provided, however, that any dividends or other distributions payable with respect to such unvested Vesting Securities shall be set aside by the Company and shall be paid to the applicable Sponsor Vehicle (and/or its Permitted Transferee(s)) upon the vesting of the applicable Vesting Securities (if at all); provided, further, that to the extent not yet vested, the Vesting Securities shall not entitle the holder thereof to consideration in connection with any sale or other transaction except as provided in Section 4.4 and other than for any permitted transfers pursuant to Article III, may not be offered, sold, transferred, redeemed, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by a Sponsor Vehicle (and/or its Permitted Transferee(s)), as the case may be, or be subject to execution, attachment or similar process, and shall bear a customary legend with respect to such transfer restrictions. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Vesting Securities shall be null and void.

ARTICLE V
REPRESENTATIONS and WARRANTIES

Section 5.1 Each party to this Sponsor Agreement represents and warrants to the other parties hereto as follows as of the date hereof:

(a) Such party is an entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of such party. Such party possesses all requisite entity power and authority necessary to carry out the transactions contemplated by this Sponsor Agreement.

(b) The execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such party.

(c) This Sponsor Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) The execution and delivery by such party of this Sponsor Agreement and the fulfillment of and compliance with the terms hereof by such party will not (i) conflict with or result in a violation of the organizational documents of such party or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any contract binding upon such party or, in the case of the Sponsor, the Sponsor Initial Shares and the Subject Warrants, and in the case of LionTree, the LionTree Subject Shares and the LionTree Subject Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such party of its obligations under this Sponsor Agreement.

(e) There are no Actions pending against such party or, to the knowledge of such party, threatened against such party, before (or, in the case of threatened Actions that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such party of its obligations under this Sponsor Agreement.

(f) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such party or any of its Affiliates, except, (i) in the case of the Target, as set forth on Schedule 4.14 of the Business Combination Agreement, (ii) in the case of the Company, as set forth on Acquiror Schedule 5.10 of the Business Combination Agreement, or (iii) as otherwise set forth in this Agreement.

(g) Such party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such party’s obligations hereunder.

Section 5.2 Each Sponsor Vehicle further represents and warrants to the Target and the Company as follows as of the date hereof:

(a) It has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(b) It has had the opportunity to read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors.

Section 5.3 The Sponsor further represents and warrants to the Target and the Company as follows as of the date hereof:

(a) The Sponsor has good title to all Sponsor Initial Shares and Sponsor Subject Warrants, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Sponsor Initial Shares or Sponsor Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Sponsor Initial Shares or Sponsor Subject Warrants, other than pursuant to (i) this Sponsor Agreement, (ii) the Company’s M&A, (iii) the Business Combination Agreement, (iv) the Registration Rights Agreement, dated as of March 2, 2021, by and among the Company, the Sponsor and the other parties thereto, (v) restrictions on transfer in the Sponsor’s limited liability company agreement, or (vi) any applicable securities laws.

(b) The Sponsor Initial Shares and Sponsor Subject Warrants are the only shares of Company Common Stock and the only warrants to purchase Company Common Stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of such Sponsor Initial Shares or Sponsor Subject Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor Initial Shares or Sponsor Subject Warrants, except as provided in this Sponsor Agreement.

Section 5.4 LionTree further represents and warrants to the Target and the Company as follows as of the date hereof:

(a) LionTree has good title to all LionTree Subject Shares and LionTree Subject Warrants, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such LionTree Subject Shares or LionTree Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such LionTree Subject Shares or LionTree Subject Warrants, other than pursuant to (i) this Sponsor Agreement, (ii) the Company’s M&A, (iii) the Business Combination Agreement, (iv) the Registration Rights Agreement, dated as of March 2, 2021, by and among the Company, the Sponsor and the other parties thereto, (v) restrictions on transfer in LionTree’s limited liability company agreement, or (vi) any applicable securities laws.

(b) The LionTree Subject Shares and LionTree Subject Warrants are the only shares of Company Common Stock and the only warrants to purchase Company Common Stock owned of record or beneficially owned by LionTree as of the date hereof, and none of such LionTree Subject Shares or LionTree Subject Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such LionTree Subject Shares or LionTree Subject Warrants, except as provided in this Sponsor Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the termination of the Business Combination Agreement in accordance with Article X thereof. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any willful and material breach of this Sponsor Agreement prior to such termination.

Section 6.2 Changes in Capital Stock. If, and as often as, there are any changes in the Company or the Company Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company, the Sponsor and LionTree, the Sponsor Initial Shares, the Subject Shares, the Subject Warrants and the Vesting Securities as so changed.

Section 6.3 Governing Law. This Sponsor Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without reference to the conflicts of laws provisions thereof.

Section 6.4 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Sponsor Agreement shall be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS SPONSOR AGREEMENT.

Section 6.6 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder may be assigned (including by operation of law) without the prior written consent of the parties hereto. Any attempted assignment in violation of the terms of this Section 6.6 shall be null and void, ab initio.

Section 6.7 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief in the chancery court or any other state or federal court within the State of Delaware, to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Sponsor Agreement in accordance with Section 6.1, this being in addition to any other remedy to which they are entitled under this Sponsor Agreement, and (b) the right of specific enforcement is an integral part of the transaction contemplated by this Sponsor Agreement and without that right, none of the parties would have entered into this Sponsor Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in accordance with this Section 6.7 shall not be required to provide any bond or other security in connection with any such injunction.

Section 6.8 Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 6.9 Severability. In the event that any provision of this Sponsor Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.10 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email during normal business hours, addressed as follows:

If to Company:

Isos Acquisition Corporation

55 Post Road W, Suite 200

Westport, CT 06880

Attention: Winston Meade

Email: wmeade@isoscap.com

with a copy to (which will not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Attention: Anson Frelinghuysen

Email: anson.frelinghuysen@hugheshubbard.com

If to Target:

Bowlero Corp.

222 West 44th Street

New York, NY 10036

Attn: Brett I. Parker

Email: bparker@bowlmor.com

with a copy to (which will not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Jeffrey D. Marell; Michael Vogel

Email: jmarell@paulweiss.com; mvogel@paulweiss.com

If to Sponsor:

Isos Acquisition Sponsor LLC

55 Post Road W, Suite 200

Westport, CT 06880

Attention: Winston Meade

Email: wmeade@isoscap.com

with a copy to (which will not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Attention: Anson Frelinghuysen

Email: anson.frelinghuysen@hugheshubbard.com

If to LionTree:

LionTree Partners LLC

660 Madison Avenue

New York, New York 10065

Attention: Ehren Stenzler

Email: estenzler@liontree.com

with a copy to (which will not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Sidney Burke

Email: sidney.burke@dlapiper.com

Section 6.11 No Joint Venture. Nothing contained in this Sponsor Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Sponsor Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Sponsor Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Sponsor Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Sponsor Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 6.11.

Section 6.12 Construction. Unless the context of this Sponsor Agreement otherwise requires, (a) words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (d) the terms “Article” and “Section” refer to the specified Article or Section of this Sponsor Agreement unless otherwise specified, (e) the word “including” shall mean “including without limitation”, (f) the word “or” shall be disjunctive but not exclusive, (g) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, and (h) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. The language used in this Sponsor Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Whenever this Sponsor Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

Section 6.13 Counterparts. This Sponsor Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 6.14 Entire Agreement. This Sponsor Agreement, together with the Business Combination Agreement and the agreements contemplated thereby, constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR:

Isos Acquisition Sponsor LLC

By:
Name:
Title:

LIONTREE:

LionTree Partners LLC

By:
Name:
Title:

COMPANY:

Isos Acquisition Corporation

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

TARGET:

Bowlero Corp.

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]